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                                                                     EXHIBIT 4.1

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                   2                                                   4,200,000

                                 NATURADE, INC.
                AUTHORIZED: 202,000,000 SHARES, $.0001 PAR VALUE
     150,000,000 Common Stock, 2,000,000 Non-Voting Common, $.0001 Par Value
                  50,000,000 Preferred Stock, $.0001 Par Value
        21,000,000 Series C Convertible Preferred Stock, $.0001 Par Value

  150,000,000 SHARES COMMON STOCK              50,000,000 SHARES Preferred Stock
         2,000,000 SHARES                         21,000,000 SHARES Series C
      NON-VOTING COMMON STOCK                     Convertible Preferred Stock

                             [Name of Stockholder]

                               [Number of Shares]

     This certifies that [Name of Stockholder] is the registered holder of [Number of Shares] SERIES C CONVERTIBLE PREFERRED STOCK transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

     In Wittness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __ day of _______ A.D. 20__

                            SEE REVERSE FOR LEGENDS


____________________________________         ___________________________________
     Stephen M. Kasprisin, Secretary                  Bill D. Stewart, President
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THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE RESTRICTED SECURITIES. THESE SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT, OR AN OPINION OF COUNSEL FOR THE PROPOSED TRANSFEROR IS DELIVERED TO THE COMPANY, WHICH OPINION SHALL, IN FORM AND SUBSTANCE, BE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND SHALL STATE THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THESE SECURITIES HAVE NOT BEEN QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED ("CSL"), AND ARE ALSO RESTRICTED UNDER THE PROVISIONS OF THAT LAW. THESE SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY QUALIFIED UNDER THE CSL OR ARE OTHERWISE EXEMPT FROM QUALIFICATION UNDER THAT LAW.

THIS CERTIFICATE AND THE SHARES EVIDENCED HEREBY MAY BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED, PLEDGED OR OTHERWISE ALIENATED ONLY IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF THAT CERTAIN LETTER AGREEMENT DATED AS OF JULY 27, 2005, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.


For Value Received, _____________________ hereby sell, assign and transfer unto
________________________________________________________________________________
________________________________________________________________________ Shares
              represented by the within Certificate, and do hereby
                       irrevocably constitute and appoint
_______________________________________________________________________ Attorney
to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.
Dated _________________, 20__.
In presence of
_______________________________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.